Exhibit 99.1

News Release

San Juan Basin Royalty Trust Announces PNC Bank, National Association Signs an Agreement of Conditional Resignation with Argent Trust Company

HOUSTON, Texas, September 12, 2023 – PNC Bank, National Association (“PNC”), as the trustee (the “Trustee”) of the San Juan Basin Royalty Trust (the “Trust”) (NYSE: SJT), announced that it has entered into an Agreement of Conditional Resignation with Argent Trust Company, a Tennessee chartered trust company (“Argent”), pursuant to which the Trustee will be resigning as trustee of the San Juan Basin Royalty Trust, and will nominate Argent as successor trustee.

PNC assumed the administration of the Trust in 2021 through the acquisition of BBVA USA Bancshares, Inc. PNC’s decision to resign is based on its determination that the administration of royalty trusts, such as the Trust, is not part of its long-term strategy. PNC has appreciated the opportunity to serve as Trustee of the San Juan Basin Royalty Trust over the past two years and welcomes collaborating with Argent in the transition as successor trustee.

The Trustee’s resignation as Trustee, and Argent’s appointment as successor trustee, are subject to certain conditions set forth in the Agreement of Conditional Resignation, which include the Unit Holders’ appointment of Argent as successor trustee and the approval of any amendments to the San Juan Basin Royalty Trust Indenture necessary to permit Argent to serve as successor trustee.

The Trustee will provide all Unit Holders with proxy materials and information regarding a special meeting of Unit Holders scheduled to be held in December 2023.

Forward-Looking Statements

Any statements in this news release about plans for the Trust, the expected timing of the completion (if any) of the proposed resignation of the Trustee or appointment of a successor trustee, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors or risks that could cause or contribute to such differences include, but are not limited to the inability of the Trustee to resign or Argent to assume duties as successor trustee due to the failure to obtain necessary Unit Holder approval or the failure to satisfy other conditions set forth in the Agreement.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

Additional Information and Where to Find It

In connection with the Trustee’s proposed resignation and nomination of Argent as successor trustee, the Trust will file with the SEC and furnish to the Trust’s Unit Holders a proxy statement and other relevant documents. This news release does not constitute a solicitation of any vote or approval. THE TRUST’S UNIT HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Unit Holders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, Unit Holders may obtain a free copy of the Trust’s filings with the SEC from the Trust’s website at http:// www.sjbrt.com or by directing a request to the Trustee by calling (866) 809-4553.

The Trust, the Trustee and the Trustee’s directors, executive officers and certain other members of management and employees of the Trustee may be deemed “participants” in the solicitation of proxies from Unit Holders of the Trust in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Unit Holders of the Trust in connection with the proposed transaction, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Trust’s Unit Holders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Trustee in the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.Contact:    San Juan Basin Royalty Trust

PNC Bank, National Association

PNC Asset Management Group

2200 Post Oak Blvd., Floor 18

Houston, TX 77056

website: www.sjbrt.com

e-mail: sjt@pnc.com

Ross Durr, RPL, Senior Vice President & Mineral Interest Director

Kaye Wilke, Investor Relations, toll-free: (866) 809-4553